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                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment to the Executive Employment Agreement is effective April 24, 1997, by and between Thermadyne Holdings Corporation, a Delaware corporation, together with its subsidiaries as defined therein ("Employers") and Randall E. Curran ("Employee").

         WHEREAS, on November 1, 1996, Employers and Employee entered into that certain Executive Employment Agreement.

         WHEREAS, on April 24, 1997, at a meeting of the Compensation and Organization Committee, the Employee's bonus percentage was increased from 75% to 100%.

         WHEREAS, the parties desire to amend the Executive Employment Agreement as set forth below:

         NOW, THEREFORE, Employers and Employee in consideration of the agreements, covenants and conditions herein agree as follows:

         Paragraph 2(b) of the Executive Employment Agreement shall be amended and restated as follows:

                   "Bonus. During the Employment Period, Employee shall additionally participate in an annual bonus plan providing for an annual bonus opportunity of not less than 100% of Employee's annual salary."

         All other terms and conditions of the Executive Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the 30th day of April, 1997.

EMPLOYERS:                                  EMPLOYEE:
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THERMADYNE HOLDINGS CORPORATION

/s/ JAMES H. TATE                           /s/ RANDALL E. CURRAN
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James H. Tate, Senior Vice                  Randall E. Curran
President and Chief Financial
Officer